UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 20, 2010
NORDSTROM, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)
1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111
INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On January 20, 2010, Nordstrom Credit Card Receivables II LLC (“NCCR II” a wholly owned bankruptcy remote subsidiary of Nordstrom Credit Inc., which is a wholly owned subsidiary of Nordstrom, Inc.), Nordstrom fsb, Nordstrom Credit, Inc. and the purchasers thereto entered into Amendment No. 1 (the “Amendment”) to the Note Purchase Agreement dated as of November 13, 2009 (the “Note Purchase Agreement”). Pursuant to the Note Purchase Agreement, NCCR II maintains a $300 million Class A Variable Funding note (“2007-A VFN”) issued to an Asset Backed Commercial Paper Conduit, as purchaser, with a facility amount of $300 million. NCCR II is permitted to borrow up to the facility amount, provided that certain conditions for borrowing are met, upon two days’ notice.
Under the original terms of the Note Purchase Agreement, the commitment to provide funds under the 2007-A VFN was to expire on November 11, 2010. As a result of the Amendment, this commitment will expire on January 11, 2011. The commitment can be renewed subject to the agreement of the parties to the Note Purchase Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit
Number	Description
4.1	First Amendment to the Note Purchase Agreement dated November 13, 2009, by and between Nordstrom Credit Card Receivables II LLC, Nordstrom fsb, Nordstrom Credit, Inc., Falcon Asset Securitization Company, LLC and J.P. Morgan Chase Bank, N.A., dated January 20, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President, General Counsel and Corporate Secretary

Dated: January 21, 2010